Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement No. 333-181531 on Form S-3 Amendment No. 2 of Breitburn Energy Partners LP of our report dated February 21, 2014 relating to the statement of revenues and direct operating expenses of Acquired Lynden USA Inc. Properties for the year ended December 31, 2012 appearing in the Current Report on Form 8-K/A of Breitburn Energy Partners, LP filed on February 27, 2014.

Johnson Miller & Co., CPA’s PC

Midland, Texas

November 24, 2014